Filed Pursuant to Rule 433
                                                         File No.: 333-140804-01

     Copyright 2006 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.
  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

 The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-400-7834 or emailing Avinash Bappanad at
                         bappanad_avinash@jpmorgan.com.

The attached information contains certain tables and other statistical analyses
   (the "Computational Materials") which have been prepared in reliance upon information furnished by the depositor. These materials are subject to change, completion or amendment from time to time. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.
     As such, no assurance can be given as to the Computational Materials' appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the
    Computational Materials are subject to change prior to issuance. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR
     OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE
                             PROPOSED TRANSACTION.

JP Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Class AMS Dec Tables

         ----------------------------------------------------------------------------------------------------------------------
          WAL   Princ Window    Matures   Gaps in Princ   29-Mar-07   15-Mar-08   15-Mar-09   15-Mar-10   15-Mar-11   15-Mar-12
         ----------------------------------------------------------------------------------------------------------------------
0 CPY    6.51    Apr13-Dec13     13-Dec              No         100         100         100         100         100         100
         ----------------------------------------------------------------------------------------------------------------------
10 CPY   6.50    Apr13-Dec13     13-Dec              No         100         100         100         100         100         100
         ----------------------------------------------------------------------------------------------------------------------
20 CPY   6.49    Apr13-Nov13     13-Nov              No         100         100         100         100         100         100
         ----------------------------------------------------------------------------------------------------------------------
30 CPY   6.49    Apr13-Nov13     13-Nov              No         100         100         100         100         100         100
         ----------------------------------------------------------------------------------------------------------------------
40 CPY   6.48    Apr13-Nov13     13-Nov              No         100         100         100         100         100         100
         ----------------------------------------------------------------------------------------------------------------------
50 CPY   6.48    Apr13-Nov13     13-Nov              No         100         100         100         100         100         100
         ----------------------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------
         15-Mar-13   15-Mar-14   Prepay Rate          YMP    Prepay Penalty Haircut(%)   No Prepay if L/O Pts >
         ------------------------------------------------------------------------------------------------------
0 CPY          100           0         0 CPY   Incl pnlty                            0           During Lockout
         ------------------------------------------------------------------------------------------------------
10 CPY         100           0        10 CPY   Incl pnlty                            0           During Lockout
         ------------------------------------------------------------------------------------------------------
20 CPY         100           0        20 CPY   Incl pnlty                            0           During Lockout
         ------------------------------------------------------------------------------------------------------
30 CPY         100           0        30 CPY   Incl pnlty                            0           During Lockout
         ------------------------------------------------------------------------------------------------------
40 CPY         100           0        40 CPY   Incl pnlty                            0           During Lockout
         ------------------------------------------------------------------------------------------------------
50 CPY         100           0        50 CPY   Incl pnlty                            0           During Lockout
         ------------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------------------------
         No Prepay if L/O YM >    LIBOR_1MO     CMT_3MO     CMT_6MO     CMT_2YR     CMT_3YR     CMT_5YR    CMT_10YR    CMT_30YR
         ----------------------------------------------------------------------------------------------------------------------
0 CPY           During Lockout        5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
         ----------------------------------------------------------------------------------------------------------------------
10 CPY          During Lockout        5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
         ----------------------------------------------------------------------------------------------------------------------
20 CPY          During Lockout        5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
         ----------------------------------------------------------------------------------------------------------------------
30 CPY          During Lockout        5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
         ----------------------------------------------------------------------------------------------------------------------
40 CPY          During Lockout        5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
         ----------------------------------------------------------------------------------------------------------------------
50 CPY          During Lockout        5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
         ----------------------------------------------------------------------------------------------------------------------

JP Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Class AMS

Deal Information
Deal Type:        Commercial MBS      Gross WAC:      5.76311       Orig Deal Bal:    $5,344,434,186.00  WA Rem Term:    102
Cur Deal Bal:     $5,344,434,186.00   WA Amort Term:  159           Orig Collat Bal:  $5,344,434,186.03  Pricing Speed:  0 CPR
Cur Collat Bal:   $5,344,434,186.03   Opt Redemp:     1%
At Pricing                            Closed:         Mar 29,2007   Next Pay:         Apr 15,2007        First Pay:      Apr 15,2007

Tranche Information
Tranche                                       AMS
CUSIP                                         XXXXXXXXX
Coupon                                        5.39800
Type                                          SEN_FIX
Orig Balance                                  174,114,000.00
Cur Balance                                   174,114,000.00
Factor                                        1.00000
Orig Moody's                                  Aaa
Orig Fitch                                    AAA
Delay                                         14
Accrual Date                                  03/01/2007
Group                                         2
Accum Writedown                               0.00
Orig Support (%)                              20.000%
Cur Support (%)                               20.000%
Accum Int Shortfall                           0.00
Accum CoupCap Shortfall                       0.00
Int Rate Used
Float Formula
Floater Floor
Floater Cap
Floater Spread
Stated Mat                                    12/15/2013
Legal Mat                                     01/15/2049
Freq                                          Monthly
Ground Group                                  2
Business Day                                  None
Daycount                                      30/360
Cur Support ($)                               1,068,888,186.03
Orig Support ($)                              1,068,888,186.03
Cur Basis                                     5,344,434,186.03
Orig Basis                                    5,344,434,186.03
Cur Subordinate                               1,068,888,186.00
Orig Subordinate                              1,068,888,186.00
Cur Guaranty                                  0.00
Orig Guaranty                                 0.00
Cur Letter                                    0.00
Orig Letter                                   0.00
Cur Reserve                                   0.00
Orig Reserve                                  0.00
Cur Excess Interest                           0.00
Orig Excess Interest                          0.00
Cur OC                                        0.03
Orig OC                                       0.03
Cur Fully Insured                             No
Orig Fully Insured                            No
1mo Coupon                                    5.39800

Dec Tables
             ---------------------------------------------------------------------------------------------------------
              WAL   Princ Window   Matures   Gaps in Princ   29-Mar-07   15-Mar-08   15-Mar-09   15-Mar-10   15-Mar-11
             ---------------------------------------------------------------------------------------------------------
0 CPY        6.51    Apr13-Dec13    13-Dec              No         100         100         100         100         100
             ---------------------------------------------------------------------------------------------------------
10 CPY        6.5    Apr13-Dec13    13-Dec              No         100         100         100         100         100
             ---------------------------------------------------------------------------------------------------------
20 CPY       6.49    Apr13-Nov13    13-Nov              No         100         100         100         100         100
             ---------------------------------------------------------------------------------------------------------
30 CPY       6.49    Apr13-Nov13    13-Nov              No         100         100         100         100         100
             ---------------------------------------------------------------------------------------------------------
40 CPY       6.48    Apr13-Nov13    13-Nov              No         100         100         100         100         100
             ---------------------------------------------------------------------------------------------------------
50 CPY       6.48    Apr13-Nov13    13-Nov              No         100         100         100         100         100
             ---------------------------------------------------------------------------------------------------------

Dec Tables
             ----------------------------------------------------------------------------------------------------------------------
`            15-Mar-12   15-Mar-13   15-Mar-14   Prepay Rate          YMP   Prepay Penalty Haircut(%)   No Prepay if L/O Pts >
             ----------------------------------------------------------------------------------------------------------------------
0 CPY              100         100           0         0 CPY   Incl pnlty                           0           During Lockout
             ----------------------------------------------------------------------------------------------------------------------
10 CPY             100         100           0        10 CPY   Incl pnlty                           0           During Lockout
             ----------------------------------------------------------------------------------------------------------------------
20 CPY             100         100           0        20 CPY   Incl pnlty                           0           During Lockout
             ----------------------------------------------------------------------------------------------------------------------
30 CPY             100         100           0        30 CPY   Incl pnlty                           0           During Lockout
             ----------------------------------------------------------------------------------------------------------------------
40 CPY             100         100           0        40 CPY   Incl pnlty                           0           During Lockout
             ----------------------------------------------------------------------------------------------------------------------
50 CPY             100         100           0        50 CPY   Incl pnlty                           0           During Lockout
             ----------------------------------------------------------------------------------------------------------------------

Dec Tables
             ----------------------------------------------------------------------------------------------------------------------
`             No Prepay if L/O YM >   LIBOR_1MO     CMT_3MO     CMT_6MO     CMT_2YR     CMT_3YR     CMT_5YR    CMT_10YR    CMT_30YR
             ----------------------------------------------------------------------------------------------------------------------
0 CPY                During Lockout       5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
             ----------------------------------------------------------------------------------------------------------------------
10 CPY               During Lockout       5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
             ----------------------------------------------------------------------------------------------------------------------
20 CPY               During Lockout       5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
             ----------------------------------------------------------------------------------------------------------------------
30 CPY               During Lockout       5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
             ----------------------------------------------------------------------------------------------------------------------
40 CPY               During Lockout       5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
             ----------------------------------------------------------------------------------------------------------------------
50 CPY               During Lockout       5.356       5.356       5.344       4.663       4.586       4.546        4.59       4.723
             ----------------------------------------------------------------------------------------------------------------------